EXHIBIT 10.5

                              DATED 31 October 1996

                                    GUARANTEE





INSTAR HOLDINGS INC
as Beneficiary                                            (1)

THE GUARANTORS named in the                               (2)
Schedule



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                                TABLE OF CONTENTS

PARTIES                                                      1
OPERATIVE PROVISIONS                                         1
         1 Definitions and Interpretation                    1
         2 Guarantee                                         2
         3 The Beneficiary and the Principal                 3
         4 Payments                                          3
         5 Variations, waivers etc.                          4
         6 New Account with the Principal                    4
         7 Set-off                                           4
         8 Security from Principal                           5
         9 Subrogation etc.                                  5
         10 Conditional discharge and retention of security  5
         11 Joint and several obligations                    6
         12 Representations and warranties                   6
         13 Application of Proceeds, etc.                    6
         14 Benefit of Guarantee                             7
         15 Notices                                          8
         16  Severability                                    8
         17 Counterparts                                     8
         18 Law and jurisdiction                             8
THE SCHEDULE                                                 9
         The Guarantors                                      9


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         DATE

           31 October 1996

         PARTIES

(1) INSTAR HOLDINGS INC of R.R.E Commercial Centre, Majuro, Marshall Islands (the "Beneficiary")

(2) THE PARTIES named in the Schedule (together the "Guarantors" and singly a "Guarantor")

         OPERATIVE PROVISIONS

1        DEFINITIONS AND INTERPRETATION

1.1 In this Guarantee, (including the Introduction) the following words and expressions shall have the following meanings:

         agreed form                        in relation to any agreement or
                                            document the form agreed between the
                                            parties to the Guarantee and
                                            initialled by the Guarantor and the
                                            Beneficiary by way of identification
                                            only.

         Business Day                       a day (other than a Saturday or
                                            Sunday) on which banks are generally
                                            open for business in London and New
                                            York.

         Currency of Account                the currency in which any
                                            Indebtedness is expressed.

         Facility Letter                    a Facility Letter dated [          ]
                                            and amde between the Principal and
                                            the Beneficiary

         Guarantee                          this Guarantee and Indemnity as
                                            amended or supplemented from time to
                                            time.

         Indebtedness                       all the Principal's present or
                                            future indebtedness whatever and
                                            wherever to the Beneficiary, under
                                            the Facility Letter, whether actual,
                                            contingent, present or future and
                                            whether or not matured or accrued
                                            due and whether incurred solely,
                                            severally or jointly with any other
                                            person in whatever currency,
                                            together with interest, commission,
                                            bank charges and any other costs,
                                            charges and expenses (on a full
                                            indemnity basis) charged or incurred
                                            by the Beneficiary in preparing,
                                            negotiating, perfecting, protecting
                                            or enforcing or attempting to
                                            enforce or protect this Guarantee or
                                            any other security (and its rights
                                            thereunder) held by the Beneficiary
                                            from time to time.

         Principal                          Capital Media (UK) Limited (No.
                                            3025201) of 25 St. James Street,
                                            London W1M 5HY and where more than
                                            one person is comprised in the term


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                                            "Principal", reference to the
                                            Principal shall (where the context
                                            admits) take effect as a reference
                                            to any of such persons and, where
                                            the Principal is a firm, shall
                                            include the person or persons from
                                            time to time constituting the firm,
                                            whether or not under the same style
                                            or firm name and notwithstanding any
                                            interim dissolution and
                                            reconstruction. Where by any
                                            agreement with the Principal and the
                                            Beneficiary any person assumes all
                                            or any part of the liability of the
                                            Principal to the Beneficiary in
                                            substitution for the Principal, the
                                            Guarantors' liability shall not be
                                            discharged, reduced or affected, but
                                            this Guarantee shall take effect as
                                            if the expression the "Principal"
                                            included such person.

1.2 Clause headings are for ease of reference only. References to clauses are to clauses of this Guarantee unless otherwise stated.

1.3 Words and expressions defined in the Facility Letter shall have the same meaning in this Guarantee

2        GUARANTEE

2.1 In consideration of the Beneficiary now making available or continuing to make available banking facilities or any other financial accommodation whatsoever to the Principal at the request of the Guarantors, each of the Guarantors unconditionally and irrevocably guarantees payment to the Beneficiary on demand of all Indebtedness (subject to applicable law) and, as primary obligor and not merely as a surety, agrees to indemnify the Beneficiary on demand from and against any loss it may incur as a result of or in connection with its having now or subsequently advanced any moneys to the Principal or having now or subsequently incurred any obligation on behalf of or at the request of the Principal.

2.2      This Guarantee shall:

         (a) be additional to any other guarantee or security now or subsequently held by the Beneficiary in respect of all Indebtedness;

         (b) be a continuing security, shall remain in force until determined by three months' notice in writing from the Guarantors and shall extend to secure all Indebtedness existing at the close of business on the day on which such notice to determine expires;

         (c) apply to the ultimate balance of the Indebtedness and shall not be discharged or otherwise affected by any intermediate payment or satisfaction of any part of the Indebtedness or otherwise the Guarantors' obligations under this Guarantee;

         (d) not be discharged or affected by any failure of, or defect or informality in, any security given by or on behalf of the Principal in respect of any Indebtedness, nor by any legal limitation, disability, incapacity or lack of any borrowing or other powers of the Principal or fraud of the Principal or any other person or the non-existence of any matter which each of the Guarantors considers expressly or impliedly or may be deemed to consider a condition precedent to the giving of their Guarantee (and where any such

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                  matter is considered a condition precedent it is expressly waived by the Guarantors), or lack of authority of any director or other person appearing to be acting for the Principal in any matter in respect of any Indebtedness or by any other fact or circumstances (whether known or not to any of the Guarantors and/or the Beneficiary) as a result of which any Indebtedness incurred or purported to be incurred by or on behalf of the Principal is or may be rendered invalid, illegal, void or unenforceable by the Beneficiary against the Principal in whole or in part and notwithstanding the non-existence of any matter as is referred to above and so that:

                  (i) all such circumstances shall be disregarded as between the Guarantors and the Beneficiary, and any Indebtedness which would otherwise have arisen shall be treated as Indebtedness due and owing to the Beneficiary from the Principal for the purposes of this Guarantee, whether the same is recoverable by the Beneficiary from the Principal or not; and

                  (ii) if and so far as such moneys shall not be so recoverable, the Guarantors shall be liable to the Beneficiary as principal debtor and by way of indemnity for the same amount as that for which the Guarantors would have been liable by way of guarantee, if valid and enforceable Indebtedness had been created between the Beneficiary and the Principal; and

         (e)      remain the property of the Beneficiary.

2.3 A certificate signed on behalf of the Beneficiary of the amount for the time being of any Indebtedness and/or the amounts due to the Beneficiary shall be conclusive evidence for all purposes against the Guarantors, unless manifestly incorrect.

3        THE BENEFICIARY AND THE PRINCIPAL

         Before enforcing this Guarantee, the Beneficiary shall not be obliged to take any action or obtain any judgment, nor make or file any claim in the bankruptcy, dissolution or winding up of the Principal or any other person, nor make any demand of the Principal, nor enforce any other security held by it for any Indebtedness. The Beneficiary need not advise the Guarantors of its dealings with the Principal or of any default by the Principal of which the Beneficiary may have knowledge.

4        PAYMENTS

4.1 All payments by the Guarantors under this Guarantee shall be made in the Currency of Account, without set-off or counter-claim and without deduction for any taxes, duties, charges, fees, deductions, withholdings, or restrictions whatever. If a Guarantor is obliged by law to make any such deduction, the amount due from that Guarantor shall be increased to the extent necessary to ensure that, after the making of such deduction, the Beneficiary receives a net amount equal to the amount it would have received had no such deduction been required to be made.

4.2 Any payment made to or for the account of the Beneficiary in a currency other than the Currency of Account shall only discharge the Guarantors to the extent of the amount in the Currency of Account which the Beneficiary is able in accordance with its normal practices, to purchase on the date of receipt of such payment with the other currency so received. If the amount of the Currency of Account which the Beneficiary is so able to purchase falls short of the amount originally due to the

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         Beneficiary under the relevant liability of the Principal or under the Guarantee, the Guarantors shall indemnify the Beneficiary on demand against any loss or damage arising as a result.

4.3 The indemnity in Clause 4.2 shall constitute an independent obligation from the Guarantors' other obligations, shall give rise to an independent cause of action, shall apply irrespective of any indulgence granted by the Beneficiary from time to time and shall continue in effect notwithstanding any judgment or order for a liquidated sum or sums in respect of any Indebtedness or in respect of amounts due under this Guarantee.

5        VARIATIONS, WAIVERS ETC.

         The Beneficiary may, without notice to, or consent from, the Guarantors and without reducing or extinguishing the Guarantors' liability:

         (a) renew, vary, determine or increase any accommodation or credit given to the Principal;

         (b) renew, modify, release or abstain from perfecting or enforcing any security or guarantee now or subsequently held from the Principal or any other person, including any Guarantor, in respect of the Indebtedness;

         (c) grant time or indulgence to or compound with the Principal or any other person or Guarantor; and

         (d) do or omit to do anything which but for this provision might operate to exonerate or discharge the Guarantors or any of them from any of their respective obligations and this Guarantee shall not be discharged nor affected by anything which would not have discharged or affected the Guarantors' respective liability if the Guarantors had been principal debtors to the Beneficiary instead of guarantors.

6        NEW ACCOUNT WITH THE PRINCIPAL

         If this Guarantee is determined or called in by demand made by the Beneficiary, the Beneficiary may in its discretion open a new account or accounts with the Principal or any other person for whose liabilities this Guarantee is available as security. If the Beneficiary does not open a new account, it shall nevertheless be deemed to have done so at the time of determination or calling in. As from that time, all payments made to the Beneficiary shall be credited or be deemed to be credited to the new account opened or deemed to have been opened and shall not operate to reduce the amount for which this Guarantee is available as security at that time.

7        SET-OFF

7.1 The Beneficiary shall, with the Guarantors' irrevocable authority and, in addition to and without prejudice to any rights the Beneficiary may have whether:

         (a) arising by operation of law or otherwise in consequence of the relationship between the parties to this Guarantee or any of the Security Documents or the Facility Letter; or

         (b) by way of rights of general lien or set-off which may otherwise exist,

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         be entitled without notice at any time and from time to time, set-off any amounts due from the Beneficiary to any Guarantor of whatever nature and in whatever currency denominated, in or towards satisfaction of any sums due and payable from the Guarantors' to the Beneficiary under this Guarantee or any of the Security Documents or the Facility Letter.

7.2 In effecting any such set-off or transfer, the Beneficiary shall be entitled to convert one currency into another currency using the spot rate of exchange of Lloyds Bank PLC between such currencies prevailing on the date of such set-off or transfer. If the liability in respect of which the Beneficiary is exercising the Beneficiary's rights of set-off is contingent, or not yet payable, it shall automatically be accelerated, and shall accordingly be due and payable, before and as at the time of such set-off. Provided that the Beneficiary shall not be obliged to exercise any right given to the Beneficiary by Clause 7.

8        SECURITY FROM PRINCIPAL

         Each of the Guarantors warrants that it does not hold and undertakes that it will not take or hold without the Beneficiary's written consent in connection with this Guarantee any security whatever from the Principal. Any security so taken (whether with or without the consent of the Beneficiary) shall be held in trust for the Beneficiary and as security for the Guarantor's liability under this Guarantee. The Guarantors shall deposit such security and any document relating to it with the Beneficiary as soon as practicable which deposit shall be by way of security.

9        SUBROGATION ETC.

         Until all amounts due or to become due from the Guarantors under this Guarantee have been paid and discharged in full, the Guarantors shall not be entitled to share in any security held or money received or receivable by the Beneficiary on account of that balance or to stand in the place of the Beneficiary in respect of any security or money. Until such balance has been discharged in full the Guarantors shall not take any step to enforce any right or claim whatever against the Principal in respect of any monies paid by the Guarantors to the Beneficiary under this Guarantee or have or exercise any rights as surety in competition with or in priority to any claim of the Beneficiary. Each Guarantor will, if required by the Beneficiary, prove in a winding up or bankruptcy on the basis that the Guarantors hold the benefits of such claims on trust for the Beneficiary.

10       CONDITIONAL DISCHARGE AND RETENTION OF SECURITY

10.1 Any settlement, discharge or release between the Guarantors and the Beneficiary shall be conditional on no security given or payment made to the Beneficiary by the Principal or any other person being avoided or reduced by virtue of any enactments relating to bankruptcy or liquidation or any other law for the time being in force. The Beneficiary shall be entitled to recover the value or amount of any such security or payment from the Guarantor subsequently as if such settlement, discharge or release had not occurred. The Beneficiary may exercise the rights created by Clause 7 in respect of the Guarantors' liability under this Clause (whether actual or contingent).

10.2 The Beneficiary may retain any security held by it for the Guarantors' liability under this Guarantee for the relevant period after repayment of all sums due to the Beneficiary from the Principal. If within the relevant period after such repayment a petition shall be presented for an order for the winding-up of the Principal or the

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         Principal shall commence to be wound up, the Beneficiary may continue to retain such security or any part of it for such further period as the Beneficiary shall determine in its discretion. In this Clause 10.2, the "RELEVANT PERIOD" means the relevant statutory period, extended by one month, within which any payment or security made to or held by the Beneficiary may be avoided or invalidated under any enactment relating to insolvency or otherwise.

11       JOINT AND SEVERAL OBLIGATIONS

11.1 Notwithstanding anything to the contrary in this Guarantee, each of the Guarantors shall:

         (a) be jointly and severally responsible for the payment of the Indebtedness and other amounts as may from time to time be due from the Guarantors under this Guarantee and shall otherwise be joint and severally liable for each and every obligation undertaken, or liability incurred, under this Guarantee; and

         (b) remain so jointly and severally liable notwithstanding that either of the Guarantors has not for any reason whatever executed this Guarantee or is not for any reason whatever effectually bound by the terms of this Guarantee and notwithstanding that this Guarantee may be invalid or unenforceable against either of the Guarantors (whether or not the deficiency is known to the Beneficiary or either of the Guarantors) or notwithstanding any fraud or non-existence of any matter which either of the Guarantors may have considered fundamental to their respective obligations under this Guarantee or notwithstanding the discharge by the Beneficiary of either of the Guarantors from their obligations under this Guarantee.

11.2 This Guarantee shall not be revoked or impaired as to any of the Guarantors by the incapacity or insolvency of any of the Guarantors. All references to the Guarantors shall take effect as references to any of such persons.

11.3 The Beneficiary may release or discharge any of such parties from their obligations under this Guarantee or accept any composition from or make any other arrangements with either of the Guarantors without releasing or discharging the other(s) or otherwise prejudicing or affecting the Beneficiary's rights and remedies against the other(s).

12       REPRESENTATIONS AND WARRANTIES

         Each of the Guarantors represents and warrants to the Beneficiary (such warranties and representations to continue so long as the Guarantee remains subsisting and to be updated by reference to the subsisting facts and circumstances) that so far as each Guarantor is aware at the date hereof:

         (a) each are duly incorporated companies with limited liability under their relevant jurisdictions, are validly existing and no liquidator, receiver, administrator, administrative receiver or similar or analogous official under any relevant law has been appointed in respect of either of them or any part of their respective assets and no action is currently being taken with a view to appointing any such liquidator, receiver, administrative receiver, administrator or similar or analogous official under any relevant law;

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         (b)      the execution and delivery by each of the Guarantors of this
                  Guarantee, the performance and observance of each of them of their respective obligations under this Guarantee does not and will not violate or result in a breach of or, exceed any power granted to either of the Guarantors or their respective directors by:

                   (i) any law, rule or regulation to or by which any of the Guarantors, their respective businesses, property or assets is subject or bound; or

                   (ii) any judgment, order, injunction, determination, award or ruling of any court or arbitrator or any judicial administrative or governmental authority to or by which either of the Guarantors is subject to or bound; or

                   (iii) the Memorandum and Articles of Association or other incorporating and constitutional documents of either of the Guarantors; or

                   (iv) any deed, agreement, franchise, concession or other instrument to which either of the Guarantors is a party or which may be binding them or which may affect its business or any of its properties or assets.

         (c) it is not necessary to ensure the legality, validity, enforceability or admissability in evidence of this Guarantee that it or any other document be stamped, registered, filed, notarised or recorded in the United Kingdom or the jurisdiction of their respective incorporation or residence (if different) and this Guarantee is in proper form for its enforcement in the relevant jurisdiction of each of the Guarantors;

         (d) neither of the Guarantors is in default in respect of any material financial commitment or obligation, including, but not limited to, any guarantee, indemnity, bond or like obligation or in breach of any agreement or arrangement or statutory or other legal requirement to an extent or in a manner which might have a material adverse effect on the business assets or financial condition of the Guarantors or either of them; and

         (e) no taxes, levies, imports or duties of whatever nature are imposed by withholding or otherwise on any payment to be made by any of them under this Guarantee or are imposed on or by virtue of the execution or delivery by either of them of this Guarantee.

13       BENEFIT OF GUARANTEE

         This Guarantee shall be binding on the Guarantors and their respective successors and permitted assigns and shall enure to the benefit of and be enforceable by the Beneficiary and its successors and assigns, but so that each of the Guarantors may not assign or otherwise transfer any of their respective rights or obligations under this Guarantee.

14       NOTICES

14.1 Any demand or notice by the Beneficiary may be delivered personally to the Guarantors or sent to the Guarantors by post, telemessage, cable, telex or telecopier at their respective addresses set out in the Schedule or such other address(es) notified in writing to the Beneficiary.

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14.2     Any such notice, demand or other correspondence required to be sent or given for any purpose of this Guarantee shall be given, made or served by sending it by recorded delivery, facsimile or telex or by delivering it by hand. Proof of posting or despatch of any notice or communication shall be deemed to be proof of receipt:

         (a) in the case of a letter, on the second Business Day after posting;

         (b) in the case of a facsimile or telex, immediately on the date of sending.

14.3 Any party may change its address for the receipt of notices by sending written notice of such change in the manner set out in this clause 14.

15       SEVERABILITY

         Each of the provisions of this Guarantee is severable and distinct from the others and if at any time one or more of the provisions is or becomes invalid, illegal or unenforceable, the validity, legality and/or enforceability of the remaining provisions of this Guarantee shall not in any way be affected or impaired by it.

16       COUNTERPARTS

         This Guarantee and any amendment or addition to it may be executed in any number of counterparts each of which taken together shall be deemed to constitute one and the same agreement and each of which individually shall be deemed to be an original, with the same effect as if the signature on each counterpart were on the same original.

17       LAW AND JURISDICTION

17.1 This Guarantee shall be governed by and construed in accordance with English law.

17.2 For the exclusive benefit of the Beneficiary, each of the Guarantors irrevocably submits to the exclusive jurisdiction of the English courts. Any writ, judgment or other legal process shall be sufficiently served on the Guarantors and each of them if delivered to the process agent named by it in column (3) of the Schedule.

17.3 Nothing in Clause 17.2 shall prejudice or be construed as to prejudice the Beneficiary's right to bring any action in any other such country having or claiming jurisdiction (whether concurrently or not).


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                                  THE SCHEDULE

                                 THE GUARANTORS

         (1)                        (2)                                 (3)

         NAME                       ADDRESS                      PROCESS AGENT
                                   (INCLUDING TELEX AND
                                    FACSIMILE NUMBERS)

Capital Media Group Limited




Onyx Television GmbH

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


         ATTESTATIONS

         EXECUTED as a Deed for and on behalf        )
         of CAPITAL MEDIA GROUP LIMITED              )
         a company incorporated in the State         )
         of Nevada United States of America          )
         by C.R. Koppel                              )     /s/ CHARLES KOPPEL
         and Barry Llewellyn                         )     /s/ BARRY LLEWELLYN
         being a person/persons who in               )
         accordance with the laws of that            )
         territory is/are empowered to sign this     )
         document on behalf of the Company           )



         EXECUTED as a Deed on behalf of             )
         ONYX TELEVISION GMBH a company incorporated )
         in the State of Germany                     )
         by  Roland M. Mueller                       )     /s/ ROLAND M. MUELLER
         and                                         )
         being a person/persons who in               )
         accordance with the laws of that            )
         territory is/are empowered to sign the      )
         document on behalf of the Company           )


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